ARK ASSET MANAGEMENT CO., INC.

                                 CODE OF ETHICS

                         Effective as of January 1, 2005

I.       Introduction; Statement of General Principles

         Ark Asset Management Co., Inc. ("Ark" or the "Firm") holds each of its directors, officers and employees to the highest business, legal and ethical standards in the investment management industry. It is the responsibility of every such person to fulfill this commitment to ethical conduct and compliance with laws and regulations. The Firm is a fiduciary of its clients. In serving its clients, the Firm strives to avoid conflicts of interest or the appearance of conflicts in connection with the securities transactions of the Firm and its personnel.

         Ark is an investment adviser registered under the Advisers Act and provides investment advice and investment management services to its clients, which include corporate and multi-employer pension plans, charitable trusts and foundations, corporations, investment companies registered under the 1940 Act and others. Securities and Exchange Commission ("SEC") Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") requires every SEC-registered investment adviser to establish, maintain and enforce a Code of Ethics that addresses personal trading and related issues. This Code of Ethics (the "Code") is intended to serve as a guide to administering and overseeing procedures relating to the personal trading practices of the Firm's personnel in accordance with the Advisers Act and the Investment Company Act of 1940 ("1940 Act") as each relates to the Firm's investment management and investment advisory business. Consistent with Rule 17j-1 under the 1940 Act and Rule 204A-1 of the Advisers Act, Ark has adopted this Code, which contains provisions reasonably necessary to prevent Firm personnel from engaging in any act, practice or course of business that would defraud or mislead any of its clients, or that would constitute a manipulative practice.

         Firm personnel must at all times adhere to the highest ethical standards, comply with applicable federal securities laws, and place the interests of the Firm and its clients before their own personal interests. Investment-related information learned by Firm personnel during the course of carrying out Firm-related duties or in communications between Firm personnel is to be kept confidential until or unless publicly available. Such information includes, but is not limited to, portfolio-related research activity, brokerage orders being placed on behalf of a client, and recommendations to purchase or sell specific securities. Employees are subject to Ark's Insider Trading Policy in addition to this Code. Firm personnel must conduct all personal trading activities in a manner designed to avoid any actual, potential or apparent conflicts of interest, or abuse of their position of trust and responsibility and fiduciary duty and (i) may not take or omit to take an action on behalf of the Firm or a Firm client for the purpose of achieving a personal benefit, (ii) must never engage in personal trading activities in a manner that in any way interferes with the performance of their duties at the Firm, disadvantages a client or the Firm, jeopardizes a relationship with a client, takes advantage of information received from or regarding a client or the Firm, or otherwise takes advantage of the trust and confidence that clients place in the Firm and each of its employees, (iii) must not take inappropriate advantage of their position with or on behalf of the Firm and (iv) must not take unique investment opportunities that should be made in the Firm's clients' accounts for their personal benefit. Examples of prohibited activity include, without limitation, excessive trading during working hours, divulging confidential Firm or client information, front-running any client or Firm positions or strategies or utilizing or executing any trading strategy that may conflict with any client or Firm position or trading strategy or that mirrors or tracks any client or Firm position or trading strategy.

         As a matter of Firm policy, compliance with this Code is a condition of continued association with the Firm. Firm personnel must report any violation of this Code promptly to the Chief Compliance Officer. Questions regarding the Code should be directed to the Chief Compliance Officer or any Firm Compliance Officer.

II.      Chief Compliance Officer

         The Firm has designated Lauri B. London, its General Counsel, to serve as the Firm's Chief Compliance Officer and to administer this Code, and has vested complete authority in the Chief Compliance Officer to develop appropriate compliance policies and procedures, to enforce those policies and procedures and to report any violations directly to the senior management of the Firm. The Chief Compliance Officer may designate one or more qualified persons, including a Compliance Officer, to perform any portion of her duties under this Code. Provided it is permissible under applicable law, and based upon a determination of the facts and circumstances involved, the Chief Compliance Officer is authorized to take such action under the Code as she deems necessary, including to exempt certain persons, transactions or accounts from the Code, as well as at any time to prohibit any employee from purchasing or selling any security. In making determinations under the Code, the Chief Compliance Officer may consider such factors, among others, as to whether (i) there is an actual, or the appearance of a, conflict of interest, (ii) the amount or the nature of the transaction is likely to affect the price or market for the security, (iii) the employee is likely to benefit from purchases or sales being made or considered on behalf of the Firm or any client, (iv) the trade is clearly not related economically to securities to be purchased, sold or held by any of the Firm's clients, (v) there is any potential harm (including reputational harm) to the Firm, and (vi) the transaction is voluntary on the part of the employee.

III.     Applicability

         Under Rule 204A-1 under the Advisers Act, an adviser's Code of Ethics applies to the adviser's "access persons," which are defined to includes any employee who has access to non-public information regarding clients' purchase or sale of securities, is involved in making securities recommendations to (or in the case of a discretionary manager like the Firm, investment decisions on behalf of) clients or who has access to such recommendations that are non-public. It is the Firm policy that all Firm employees, officers and directors (other than independent directors, unless included by the Chief Compliance Officer) are access persons for purposes of Rule 204A-1 and are referred to as "Employees" in this Code. The Chief Compliance Officer may subject such other persons, including representatives of Firm service providers, to this Code as deemed necessary in her discretion.

         Within ten (10) days after becoming an Employee and annually thereafter, each Employee will be required to acknowledge certain information under this Code. Amendments to this Code may be made from time to time. Employees will be provided any such revised Code and will be required to acknowledge receipt of it.

IV.  Definitions

     A. An "approved trade" is a trade for which an Employee has received prior approval pursuant to the procedures described in this Code.

     B. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and/or, with respect to the person making the recommendation, when such person considers making the recommendation.1

     C. For purposes of the Code, an Employee will be deemed to have a "beneficial interest" in a security or in an account in which the Employee, his or her spouse, minor child or relative who shares the same household as the Employee has a direct or indirect economic or pecuniary interest, and/or any account over which the Employee exercises trading discretion or otherwise exercises direct or indirect influence or control, including accounts of entities on behalf of which the Employee makes trading decisions and in which the Employee has a beneficial interest (each, an "Investment Account").

     D. A "Firm trade" is a transaction in a security in which the Firm has entered orders for clients or for the Ark Asset Management Co., Inc. Retirement Plan (the "Plan"). Trades to buy or sell securities to size-up or size-down an account or accounts will generally not be considered a "Firm trade" for the purposes of this Code.

     E. "Security" means any common stocks, preferred stocks, bonds, notes, debentures, mutual fund shares, exchange-traded funds (such as S&P Depositary Receipts (SPDRs) and NASD 100 Trust Unit Series 1 (QQQs, or Qubes)), limited partnership and limited liability company interests and any interest commonly known as a security, including options, warrants and rights to purchase or sell securities, and options on and futures contracts for securities and securities indices, whether issued in a Private Placement or a public offering. A Security does not include securities issued by the Government of the United States, instrumentality or agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, money market instruments and registered unit investment trusts (UITs) that are not exchange-traded.

     F. "Initial Public Offering" or "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     G. "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

V.   Restrictions on Personal Investment and Related Activities

     A. Opening an Investment Account. Each Employee who wishes to establish an Investment Account must notify and obtain approval from the Chief Compliance Officer prior to opening such account.

     B. General Trading Prohibitions. In general, an Employee trade of a Security for an Investment Account will not be approved when (i) that Employee knows that the Security is being considered for purchase or sale or is otherwise subject to an outstanding order, (ii) a Firm trade is being made or will be made in that Security that day, or
          (iii) during the three business days following a Firm trade in that Security. In addition, if the Ark Trading Desk otherwise anticipates trading in that Security, the trade may be denied. Unless otherwise approved by the Chief Compliance Officer (or a Compliance Officer), the Firm's general policy is that no Employee may buy or sell a Security that is part of an Initial Public Offering for an Investment Account.

     C. Securities Requiring Notice and Pre-Approval. Each Employee who wishes to trade Securities in an Investment Account (other than as described in V.D. and VI.A. herein), including without limitation, a Security issued in a Private Placement or IPO, must notify and obtain prior approval from one of the Firm's Compliance Officers prior to effecting the trade. Trades in Securities which are shares of a mutual fund for which Ark acts as adviser or sub-adviser also are subject to pre-approval.

     D.   Securities Requiring Notice, but not Pre-Approval.

          1. Municipals. An Employee who wishes to trade Securities issued by any state or local government in an Investment Account must notify one of the Firm's Compliance Officers prior to making the trade. Although notice is required, approval need not be obtained prior to effecting a trade of these types of Securities (unless otherwise required by the Chief Compliance Officer).

          2. Mutual Fund Shares. An Employee who trades in open-end mutual fund shares (other than shares of a mutual fund for which Ark acts as adviser or sub-adviser) in an Investment Account must provide notice of the existence of such Investment Account upon its opening (or upon the commencement of their employment with the Firm) and, pursuant to this Code, must timely provide the Chief Compliance Officer with statements showing all transactions of such Investment Account. Such transactions, however, do not require prior approval unless otherwise required by the Chief Compliance Officer.

          3. Other Securities. Purchases or sales of Securities in an Investment Account which are non-volitional on the part of the Employee or are part of an automatic investment plan (including an automatic dividend reinvestment plan) do not require pre-approval but must be reported pursuant to this Code.

     E.   Giving Notice and Obtaining Pre-Approvals.

          1. Approval is to be requested by the Employee submitting a form (in the form of Exhibit A attached hereto) entitled Notice/Approval Form for Employee's Personal Account ("Notice/Approval Form") to the Chief Compliance Officer (or a Compliance Officer) and then to the Firm's Trading Desk prior to the trade. The Chief Compliance Officer (or a Compliance Officer) will initial or sign the Notice/Approval Form, evidencing approval of the transaction. Employees should submit applicable offering memoranda for any Private Placement to be approved.

          2. Approvals will be granted at the discretion of the Chief Compliance Officer (or a Compliance Officer). If approved, the trade must then be reviewed and approved by the Trading Desk. The Trading Desk will not approve a trade in a Security if that Security (i) has been traded in a Firm trade that day or (ii) is subject to any outstanding orders for a Firm trade, unless the Chief Compliance Officer (or a Compliance Officer) grants an exception to the prohibition against such trade. A trader on the Trading Desk will initial and time and date stamp the Notice/Approval Form to document Trading Desk approval. If any trade subject to a prohibition in this Code is approved, a Compliance Officer will document the reason an exception to the Code was made.

          3. All Notice/Approval Forms must be submitted to the Chief Compliance Officer (or a Compliance Officer) on the date of the proposed trade. A trading approval is effective for one business day only (the day of submission of the Form) unless explicitly provided for otherwise or extended in writing by the Chief Compliance Officer (or a Compliance Officer). If an Employee does not effect trades by the close of business on the same day approval is received, he/she must obtain approval again, if they wish to trade that Security on a later date.

          4. If notice is required, but not pre-approval, notice will be deemed given by submitting a Notice/Approval Form to the Chief Compliance Officer (or a Compliance Officer), who will review and initial or sign the Form as appropriate.

     F. Firm Trade Occurring after Approved Employee Trade. If the Firm enters an order for a security within 72 hours after an Employee has effected an approved trade, the Chief Compliance Officer (or a Compliance Officer) will discuss the trade with the Employee to determine if the Employee had knowledge that the Firm trade was contemplated. Depending on the circumstances, the Chief Compliance Officer (or a Compliance Officer) may, in her/his discretion:

          1. Break the trade (a) if it appears that the Employee had advance information concerning the Firm's trade, or (b) to avoid the appearance of impropriety; or

          2. Allow the trade if circumstances justify such action. If this option is exercised, the Chief Compliance Officer (or a Compliance Officer) will write an explanatory memo to the Firm's files.

     G. Duplicate Confirmations and Statements; Post-Trade Monitoring. Pursuant to Section VI, for all Investment Accounts, each Employee shall authorize duplicate confirmations and statements (to be provided at least quarterly) to be sent to the General Counsel. After trading approval of each transaction, the Chief Compliance Officer (or a Compliance Officer) shall cross-reference all confirmations received with respect to the applicable Security transaction(s) for which a trading approval was given as well as review other documentation regarding other Security transactions (such as Securities issued in a Private Placement). The Firm retains copies of all duplicate confirmations and statements and Notice/Approval Forms as well as other records and reports pursuant to the Code for each Employee. The Chief Compliance Officer (or a Compliance Officer) shall review such records at least annually to determine if there are any trading patterns or series of transactions which may indicate possible violations of the Code.

     H. Trading by Research Analysts. The Firm's research analysts and portfolio managers may not trade for an Investment Account a Security they are considering recommending for a Firm Trade. The Chief Compliance Officer (or a Compliance Officer) may grant exceptions in advance of such trades as deemed appropriate pursuant to this Code.

     I. Outside Directorships. Employees may not serve on the boards of directors of publicly traded companies unless (i) the Firm's board of directors grants prior authorization, and (ii) a mechanism such as a "Chinese Wall" is put into place and maintained for the purpose of preventing the flow of information from the Employee serving on the board to the Employees making investment decisions on behalf of the Firm's clients.

     J. Holding Period. Employees must hold securities that are subject to the Code for at least five (5) business days unless otherwise approved by the Chief Compliance Officer (or a Compliance Officer).

VI.  Special Provisions

     The following  special  provisions  apply to an Employee's  interest in the
     Plan:

     1. Because of the nature of the Plan, purchases and sales by the Plan shall be subject to the Code as Firm Trades and as otherwise set forth herein.

     2. A Compliance Officer will periodically review all transactions of the Plan. The personal trading done by Employees making trading decisions on behalf of the Plan is fully subject to the Code.

VII. Reporting

     A. Within ten (10) days of becoming an Employee, each Employee must submit to the Chief Compliance Officer (or a Compliance Officer) (i) an acknowledgment regarding his/her understanding of and intent to comply with the Code, (ii) required information regarding all Investment Accounts as of no more than 45 days prior to the Employee's hire date, and (iii) a representation that the Employee will request that duplicate statements and confirmations be sent to Ark's General Counsel with regard to the Employee's Investment Accounts. The foregoing forms are to be completed and signed by the new Employee during their orientation session with Ark's Human Resources Department and are attached as Exhibit B hereto.

     B. For each Investment Account, an Employee must arrange with the broker-dealer or custodian to have duplicate confirmations and statements (at least quarterly) sent to Ark's General Counsel no later than 30 days after the end of each calendar quarter. Exhibit B, page 4 is a form of letter, which may be used for such purpose.

     C. As described in Section V, Employees will report on each Securities transaction by submitting their Notice/Approval Form(s) to the Chief Compliance Officer (or a Compliance Officer).

     D. By February 14 of each year, each Employee must submit to the Chief Compliance Officer (or a Compliance Officer) an "Annual Acknowledgment Form", in the Form of Exhibit C hereto. The Annual Acknowledgment Form includes representations by the Employee regarding compliance with the Code in the previous year, intent to comply in the current year, provides for the reporting of any exceptions and requires each Employee to provide required information regarding the Employee's Investment Accounts as of December 31 of the prior year.

     E. Any report, confirmation or statement submitted by or on behalf of an Employee pursuant to this Code not to be construed as an admission of beneficial interest in the Security or Investment Account to which the item relates.

VIII. Sanctions

     A. In the event of a failure by any Employee to comply with the provisions of this Code or of applicable securities laws, the Chief Compliance Officer and/or the Chief Operating Officer may impose, or recommend that the Firm's board of directors or other officers impose, appropriate sanctions, including, among other things, disgorgement to a charity chosen by Ark of any profits obtained from violations of the Code and/or dismissal.

     B. Consistent with SEC rules and interpretations, violations of this Code are not to be construed as per se violations of law.

     C. Each Employee who is aware, or believes he or she is aware, of a violation of this Code is required to promptly advise the Chief Compliance Officer or a Compliance Officer of the violation or possible violation. The Chief Compliance Officer or Compliance Officer will make every effort to preserve the anonymity of the reporting Employee and will not include such reporting Employee's name in any written record of the violation that is maintained. Failure to report a known violation is itself a violation of this Code.

                                    EXHIBIT A
                              NOTICE/ APPROVAL FORM
                       FOR ARK EMPLOYEE'S PERSONAL ACCOUNT


                       Buy                            Sell


                                 Shares of                                 at
              (Amount)                              (Name of Issue/Ticker)
(Price)

For the following account:


Name of Account:
                  --------------------------------------------------------------


Brokerage Firm:
                  --------------------------------------------------------------


Account Number:
                 ---------------------------------------------------------------


If selling, please indicate date the security was purchased if purchased within the last thirty days:

-------------


My signature below attests that in placing this order I am not seeking to capitalize upon or take personal advantage of any investment recommendations, decisions or programs of Ark Asset Management Co., Inc., and, to the best of my knowledge and belief, the execution of this order will not have an adverse effect on any account managed by Ark Asset Management Co., Inc. I have not received what might be material non-public information about this security.



------------------------------------        ---------------------
Name (Print):                                                            Date


For Compliance Officer Use Only:

Reviewed by:____________________    Date:____________

                                    EXHIBIT B

                         ARK ASSET MANAGEMENT CO., INC.
                                 CODE OF ETHICS

                      ACKNOWLEDGMENT FORM FOR NEW EMPLOYEES


1. I certify that I have read and am familiar with Ark Asset Management Co., Inc.'s (the "Firm's") Code of Ethics (the "Code").

2. I represent that I will comply with the Code at all times during the current calendar year, subsequent to the date hereof.

3. I will disclose, report and confirm all holdings and transactions required to be disclosed, reported or confirmed pursuant to the Code. I will authorize duplicate statements and confirmations with respect to my Investment Accounts (as defined under the Code) to be sent to an authorized representative of Ark. I have forwarded the attached letter to all appropriate parties to authorize such reporting.

4.       Information regarding my Investment Accounts is attached.

5. If I open any new Investment Accounts in the future, I will notify the Firm and I will authorize duplicate statements and confirmations with respect to such account to be sent to an authorized representative of Ark.

Name (print):
                  --------------------------------------------------------------



Position:
                  --------------------------------------------------------------



Signature:
                  --------------------------------------------------------------


Date:
                  --------------------------------------------------------------

                                    EXHIBIT B

List of all Investment Accounts, as of the date below.

(Attach additional sheets, if necessary)


Name of Employee:___________________________________       Date:
                                                                ---------------

CHECK BOX IF YOU HAVE NO INVESTMENT ACCOUNTS

Account Title:
                           --------------------------------------------
Broker Dealer:
                           --------------------------------------------
Account Number:
                      ----------------------------------------
Date Established:
                      ----------------------------------------

Account Title:
                           --------------------------------------------
Broker Dealer:
                           --------------------------------------------
Account Number:
                           --------------------------------------------
Date Established:
                           --------------------------------------------

Account Title:
                           --------------------------------------------
Broker Dealer:
                           --------------------------------------------
Account Number:
                           --------------------------------------------
Date Established:
                           --------------------------------------------

                                    EXHIBIT B
                                   PAGE 3 OF 4

                             INITIAL HOLDINGS REPORT

All of my securities holdings as of ____________ (no more than 45 days prior to
                                       (Date)
my hire date) are listed on the attached statements for the accounts listed on the prior pages and this page. Any additional securities holdings not included on such statements are listed below:


                             --------------------------         --------------
                              Signature                             Date

       Security                             _______________________________

       Number of Shares                     _______________________________



       Security                             _______________________________

       Number of Shares                     _______________________________



       Security                             _______________________________

       Number of Shares                     _______________________________



       Security                             _______________________________

       Number of Shares                     _______________________________



       Security                             _______________________________

       Number of Shares                     _______________________________

                                    EXHIBIT B

                                   PAGE 4 OF 4


Name of Contact
                 ---------------------------------------------

Name of Firm
              ------------------------------------------------

Address/Fax Number
                    ------------------------------------------

This letter shall provide authorization for you to send duplicate account statements and duplicate trade confirmations for all activity in the accounts below to:

                         Ark Asset Management Co., Inc.
                         125 Broad Street
                         New York, NY 10004
                         Attention: General Counsel


Sincerely,



Name:

                                                             Name of Account


                                                             Account Number


                                                             Name of Account


                                                             Account Number


                                                             Name of Account


                                                             Account Number

                                    EXHIBIT C
                                   PAGE 1 OF 3

                         ARK ASSET MANAGEMENT CO., INC.
                                 CODE OF ETHICS

                           ANNUAL ACKNOWLEDGMENT FORM

Unless otherwise noted below:

1. I certify that I have read and am familiar with Ark Asset Management Co., Inc.'s (the "Firm's") Code of Ethics (the "Code").

2. I represent that I have complied with the Code at all times during the previous calendar year and will comply with the Code during the current calendar year.

3. I have, during the previous calendar year, disclosed and confirmed all holdings and transactions required to be disclosed or confirmed pursuant to the Code.

4. I have, during the previous calendar year, disclosed and confirmed all Investment Accounts (as defined under the Code) and reported all securities transactions required to be reported under the Code. Information regarding my Investment Accounts is attached hereto.

5. Duplicate statements and confirms that will be provided on a monthly or quarterly basis will contain all of my transactions in securities for such period(s) of time, unless I otherwise disclose to the Firm, in writing.

6. If I opened any new Investment Accounts during the previous year, I notified the Firm and I authorized duplicate confirmations and statements with respect to such Investment Account to be sent to an authorized representative of Ark.

Name (print):
             -------------------------------------------------

Position:
         -----------------------------------------------------

Signature:
          ----------------------------------------------------

Date:
         -----------------------------------------------------


Exceptions:

Item Number                Explanation

                                    EXHIBIT C
                                   PAGE 2 OF 3




List of all Investment Accounts, as of the date below.

(Attach additional sheets, if necessary)

Name of Employee:___________________________________      Date:


Account Title:
                      -------------------------------------------------
Broker Dealer:
                   ----------------------------------------------------
Account Number:
                 ------------------------------------------------------

Account Title:
                      -------------------------------------------------
Broker Dealer:
                    ---------------------------------------------------
Account Number:
                 ------------------------------------------------------

Account Title:
                      -------------------------------------------------
Broker Dealer:
                    ---------------------------------------------------
Account Number:
                 ------------------------------------------------------

Account Title:
                      -------------------------------------------------
Broker Dealer:
                    ---------------------------------------------------
Account Number:
                 ------------------------------------------------------

                                    EXHIBIT C
                                   PAGE 3 OF 3

                             ANNUAL HOLDINGS REPORT

All of my securities holdings as of 12/31/04 are listed on the statements for the accounts listed on the prior pages and this page. Any holdings, such as private placements, not reported on such statements are as follows:


                                   --------------------------    --------------
                                    Signature                        Date




       Security                             _______________________________

       Number of Shares                     _______________________________



       Security                             _______________________________

       Number of Shares                     _______________________________



--------
1 Subject to Section V.H., the mere issuance of a research report shall not mean a security is "being considered for purchase or sale."